Exhibit 10.21

COAL VALLEY SALES, LLC

111 Freeport Road, Pittsburgh, PA 15215
Phone (412) 784-0750 ~ Fax (412) 784-0841

February 22, 2010

Scrubgrass Generating Company, L.P. 2151 Lisbon Road Kennerdell, PA 16374

Dear Mr. Rigney:

Reference is made to that certain Waste Disposal Agreement by and between Scrubgrass Generating Company, L.P. (“Scrubgrass”), and Coal Valley Sales, LLC successor to Coal Valley Sales Corporation (the “Operator” or “Coal Valley”), dated February 12, 2002, as amended (the “Agreement”).  Based on our recent discussions and review of estimated remaining reserves at the Renton Pile, Coal Valley will commit additional tonnage from two stockpiles that Coal Valley controls in order to meet the 7.5 Million total tonnage requirement described in Exhibit H to the Agreement under the heading Renton Pile.

In accordance with Article II Section 2.1 (b) the Operator hereby gives notice that it has obtained control of two Waste Coal supplies:

Cadogan Pile

Location – Armstrong County, Pennsylvania

Estimated Reserves – 8,000,000 tons

Total Tons Committed to Scrubgrass by Operator – 7.5 Million Tons minus Total Shipments from the Renton Pile

Waste Coal Quality – In accordance with Article IV Section 4.1 as specified in Exhibit C

Russelton Pile

Location – Allegheny County, Pennsylvania

Estimated Reserves – 12,000,000 tons

Total Tons Committed to Scrubgrass by Operator - 7.5 Million Tons minus Total Shipments from the Renton and Cadogan Piles

Waste Coal Quality - In accordance with Article IV Section 4,1 as specified in Exhibit C

Please indicate your acceptance of these Waste Coal supplies as additions to Exhibits A and H of the Agreement, and Exhibit A of the Security Agreement by countersigning below within 90 days of this letter.

Coal Valley currently estimates that approximately 2 million tons of waste coal from our two new stockpiles (Cadogan and Russelton) will be required to achieve the total commitment of 7.5 millions tons from the Renton Pile.

As is evident from the size of our new stockpiles, Coal Valley has the capability to commit additional tonnage beyond the requirements of our current Agreement.  We are open to discuss a mutually beneficial arrangement for both parties.

I look forward to speaking with you soon.

Regards

/s/ William B. Spence

William B. Spence

CEO

Coal Valley Sales LC

Accepted and agreed to:

Scrubgrass Generating Company, L.P.

By:	/s/ Peter Rigney
Peter Rigney, General Manager

Dated:	2/22/2010

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